DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Annual Period Ended September 30, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 1 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Foundation Funds and Delaware Management Company, a series of Delaware Management Business Trust, dated April 15, 2013, attached as Exhibit.
WS: MFG_Philadelphia: 877936: v1

WS: MFG_Philadelphia: 866253: v1